Exhibit 10(o)(2)

AMENDMENT TWO TO

MARKETING AGREEMENT

THIS SECOND AMENDMENT TO THE MARKETING AGREEMENT, effective as indicated herein, by and between Investors Insurance Corporation (“IIC”), a Delaware corporation, and Legacy Marketing Group (“Legacy”), a California corporation.

WHEREAS, IIC and Legacy entered into a Marketing Agreement, dated June 5, 2002, (“Agreement”), as amended, wherein Legacy agreed to provide specified services relating to the marketing of certain insurance policies issued by IIC.

WHEREAS, IIC and Legacy desire to amend to the Agreement as follows;

NOW THEREFORE, in consideration of the foregoing recitals and mutual promises hereinafter contained and other good and valuable consideration, Legacy and IIC mutually agree to the following:

1.

Add to APPENDIX A, “Contract (Policy) Forms and Riders,” as follows:

PRODUCT NAME	POLICY FORM NUMBERS	EFFECTIVE DATES
PremierMarksmPlus	IIC-PEIA-0706-B	09/01/06

2.

Add to APPENDIX B, “Commission and Marketing Allowance Fees,” as follows:

“PremierMarksm Compensation Table

PremierMark Series Product Name	Effective Dates [a]	(a) Base Commission Ages *-*	(b) Base Commission Ages *-*	(c) Marketing Allowance [e]
PremierMark sm “0”
	06/01/07	*	*	* [c]

c Monthly Cap Strategy

d Additional premiums accepted before older owner attains age *

e The Marketing Allowance rate paid will be based upon the rate in effect on the day the Premium Payment is received

PremierMarkSM Plus Compensation Table

PremierMark Plus Series Product Name	Effective Dates [a]	(a) Base Commission Ages *-* [e]	(b) Marketing Allowance [f]
PremierMark sm Plus	09/01/06	*	* [b] * [c]
	10/01/06	*	* [b] * [c] * [d]

a The “Effective Date” is the first date that LMG will accept applications

b Nasdaq Monthly Cap Strategy

c S&P Monthly Cap Strategy

d All other strategies, except Monthly Cap Strategies

e Additional premiums accepted before older owner attains age *

f The Marketing Allowance rate paid will be based upon the rate in effect on the day the Premium Payment is received

*Confidential information omitted and filed separately with the SEC.

GENERAL COMPENSATION RULES FOR PREMIERMARKSM PLUS TABLE

1.

Base Commission (Column (a)  above):

IIC will pay Legacy on the last business day of the week base commissions for all premiums received in cash by Legacy during that week, i.e., the prior Friday through Thursday, in the specified percentages indicated in Column (a) above.  Such commissions will be paid by IIC to Legacy by IIC authorizing Legacy to write a check to itself against the IIC Disbursement account for the total weekly commission amount.  Additional premium payments in contract years * +  will be in the percentages indicated above of the base commission noted.

2.

Marketing Allowance (Column (b) above):

IIC will pay to Legacy a Marketing Allowance for all premiums received by Legacy in the specified percentages indicated in Column (b) above.  Legacy will bill IIC weekly and IIC will pay Legacy such Marketing Allowance by wire transfer within * (*) business days of receipt of such documentation.”

All other provisions in the Agreement not specifically amended above remain in effect and unchanged.

IN WITNESS WHEREOF, the parties have executed this Agreement.

Legacy Marketing Group

Investors Insurance Corporation

By: /s/ Chris Eaken

By: /s/ Susan F. Powel

Printed Name: Chris Eaken

Printed Name: Susan F. Powel

Title: Vice President of Compliance

Title: Executive Vice President

Date: August 8, 2007

Date: September 5, 2007

*Confidential information omitted and filed separately with the SEC.

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